Harvest Oil & Gas Announces Second Quarter 2019 Results

HOUSTON, August 14, 2019 (Globe Newswire) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced results for the second quarter of 2019 and the filing of its Form 10-Q with the Securities and Exchange Commission (“SEC”) on August 14, 2019. Harvest is the successor reporting company to EV Energy Partners, L.P.

Key Highlights

•	Average daily production was 112.3 MMcfe for the second quarter of 2019
•

In July, announced a definitive agreement to sell oil and gas properties in the Barnett Shale for $72 million, subject to purchase price adjustments, which is expected to close in the third quarter of 2019

•

In July, entered into a definitive agreement to sell certain oil and gas properties in the Mid-Continent area for $6.5 million, subject to purchase price adjustments, which is expected to close in the third quarter of 2019

•	Paid down remaining $55 million of debt under credit facility during second quarter resulting in $0 debt outstanding under the credit facility as of June 30, 2019

Second Quarter 2019 Financial Results

	Second Quarter	First Quarter
$ in millions unless noted otherwise	2019	2019
Average daily production (MMcfe/d)	112.3	137.2
Total revenues	$30.6	$43.8
Total assets	317.9	442.3
Net loss	(60.9)	(35.8)
Adjusted EBITDAX (a non-GAAP financial measure) (1)	6.9	12.4
Total debt	-	55.0
Net cash provided by operating activities	9.7	19.4
Additions to oil and natural gas properties (2)	1.4	0.4

(1)	Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(2)	Represents cash payments during the period

For the second quarter of 2019, Harvest reported a net loss of $60.9 million, or $(6.05) per basic and diluted weighted average share outstanding compared to a net loss of $35.8 million, or $(3.56) per basic and diluted weighted average share outstanding, for the first quarter of 2019.  For the second quarter of 2018, a net loss of $595.6 million was reported, which reflects the combined results of two months ended May 31, 2018 (Predecessor) and one month ended June 30, 2018 (Successor). Included in the 2019 second quarter net loss were the following items:

•	$73.2 million of impairment of oil and natural gas properties primarily related to the Barnett Shale, which was held for sale as of June 30, 2019,
•	$13.6 million of non-cash gains on commodity derivatives,
•	$0.5 million of divestiture related expense contained in general and administrative expenses,
•	$0.7 million of litigation settlement expenses contained in general and administrative expenses, and
•	$0.7 million of stock-based compensation costs contained in general and administrative expenses.

Production for the second quarter of 2019 was 7.1 Bcf of natural gas, 146 MBbls of oil and 369 MBbls of natural gas liquids (NGLs), or 112.3 million cubic feet equivalent per day (MMcfe/d). This represents an 18 percent decrease from the first quarter of 2019 production of 137.2  MMcfe/d and a 38 percent decrease from the second quarter of 2018 production of 181.8  MMcfe/d.  The decrease in production from the first quarter of 2019 was primarily due to the divestiture of oil and gas properties in the San Juan Basin that closed in  April 2019,  as well as a divestiture in the Mid-Continent area that closed in January 2019 and natural production declines.  The decrease in production from the second quarter of 2018 was primarily due to the divestiture of the Central Texas and Karnes County, Texas properties that closed in August 2018, the Central Texas area divestiture that closed in December 2018, the Mid-Continent area divestitures that closed in December 2018, January 2019,  and April 2019, the San Juan Basin divestiture that closed in April 2019 and natural production declines.

Adjusted EBITDAX for the second quarter of 2019 was $6.9 million, a 45 percent decrease from the  first quarter of 2019 and a 76 percent decrease from the second quarter of 2018. The decrease in Adjusted EBITDAX from the first quarter of 2019 was primarily due to the San Juan divestiture that closed in April 2019, the Mid-Continent area divestiture that closed in April 2019, and a decrease in realized natural gas and natural gas liquids prices, partially offset by an increase in realized hedge gains compared to the previous period, an increase in other income, and an increase in realized oil prices.  The decrease in Adjusted EBITDAX from the second quarter of 2018 was primarily due to the divestitures that closed in 2018, January 2019 and April 2019,  and a decrease in realized oil and natural gas liquids prices, partially offset by an increase in realized commodity hedge gains, an increase in other income, and an increase in realized natural gas prices.  Adjusted EBITDAX is a Non-GAAP financial measures and is described in the attached table under “Non-GAAP Measures.”

Divestitures

Barnett Shale

As previously announced in July 2019, Harvest has entered into a definitive agreement to sell substantially all of its interests in the Barnett Shale for $72 million (subject to purchase price adjustments). The transaction is expected to close in the third quarter of 2019 and has an effective date of April 1, 2019.

Harvest’s Barnett Shale production for the first six months of 2019 averaged 54.5 MMcfe per day. The estimated proved reserves as of December 31, 2018 for the interests being divested, using SEC prices, were 276.6 Bcfe (62% natural gas, 37% natural gas liquids and 1% crude oil).

Mid-Continent Area

In July 2019,  Harvest entered into a definitive agreement to sell certain oil and gas properties in the Mid-Continent area located in the Anadarko Basin and Scoop-Stack for $6.5 million (subject to purchase price adjustments). The transaction is expected to close in the third quarter of 2019 and has an effective date of January 1, 2019.

Harvest’s Mid-Continent production for the first six months of 2019 for the interests being divested averaged 7.8 MMcfe per day. The estimated proved reserves as of December 31, 2018 for the interests being divested, using SEC prices, were 18.5 Bcfe (61% natural gas, 19% natural gas liquids and 20% crude oil).

Harvest is currently considering ways to return net proceeds from its asset sales to shareholders.

Updated 2019 Guidance

Subsequent to the announcement of the Barnett Shale and Mid-Continent area divestitures, Harvest has updated guidance for the third and fourth quarters of 2019 in the following table.

($ in millions)	3Q 2019 (1)			4Q 2019 (1)
Net Production
Natural Gas (Mmcf)	5,515	-	6,096	3,218	-	3,557
Crude Oil (Mbbls)	130	-	144	108	-	119
Natural Gas Liquids (Mbbls)	239	-	265	45	-	49
Total Mmcfe	7,732	-	8,546	4,134	-	4,569

Average Daily Production (Mmcfe/d)	84	-	93	45	-	50

Net Transportation Margin / Other Income (2)	$ 0.3	-	$ 0.5	$ 0.3	-	$ 0.5

Average Price Differential vs NYMEX
Natural Gas ($/Mcf)	($0.55)	-	($0.25)	($0.55)	-	($0.25)
Crude Oil ($/Bbl)	($3.50)	-	($1.50)	($4.00)	-	($2.00)
NGL (% of NYMEX Crude Oil)	22%	-	26%	26%	-	30%

Expenses
Operating Expenses:
LOE and other	$ 16.9	-	$ 18.7	$ 10.4	-	$ 11.4
Production Taxes (as % of revenue)	3.2%	-	3.8%	1.7%	-	2.3%
		-			-
General and administrative expense (3)	$ 4.3	-	$ 5.3	$ 4.0	-	$ 5.0

Capital Expenditures (4)	$ 0.8	-	$ 1.5	–	-	$ 0.5

(1)	Assumes Barnett Shale and Mid-Continent area divestitures close at the end of August 2019.

(2)	Represents estimated transportation and marketing-related revenues less cost of purchased natural gas plus other income/(expense), net.
(3)

Excludes non-cash general and administrative expense, of which non-cash share-based compensation is a part. Also excludes any amounts for divestiture or acquisition related due diligence and transaction costs.

(4)	Represents estimates for drilling, capital workover and related capital expenditures.

Quarterly Report on Form 10-Q

Harvest’s financial statements and related footnotes are available in its Quarterly Report on Form 10-Q, which was filed on August 14, 2019, and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, Kansas, and Louisiana, the Permian Basin, and the Monroe Field in Northern Louisiana. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018 and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. These risks include, but are not limited to, risks relating to pending asset sales, including risks relating to the consummation of such sales in accordance with their terms or at all, our inability to control our contract operator, EnerVest Operating, L.L.C., outside of the parameters of the Services Agreement, our ability to obtain needed capital or financing on satisfactory terms, fluctuations in prices of oil, natural gas and natural gas liquids and the length of time commodity prices remain depressed, our ability to maintain production levels through development drilling, risks associated with drilling and operating wells, the availability of drilling and production equipment, changes in applicable laws and regulations that adversely affect our operations and general economic conditions. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Successor		Predecessor
				Combined
	Three Months	One Month	Two Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	May 31, 2018	Jun 30, 2018
Production data:
Oil (MBbls)	146	107	261	368
Natural gas liquids (MBbls)	369	215	405	620
Natural gas (MMcf)	7,131	3,612	7,001	10,613
Net production (MMcfe)	10,222	5,548	10,994	16,542
Average sales price per unit: (1)
Oil (Bbl)	$55.13	$66.53	$67.31	$67.08
Natural gas liquids (Bbl)	14.95	26.55	26.27	26.37
Natural gas (Mcf)	2.32	2.40	2.08	2.19
Mcfe	2.95	3.88	3.89	3.89
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$2.13	$1.69	$1.62	$1.64
Production taxes	0.14	0.17	0.17	0.17
Total	2.27	1.86	1.79	1.81
Depreciation, depletion and amortization	0.43	0.49	1.75	1.33
General and administrative expenses	0.65	0.37	0.72	0.60

(1)	Prior to realized $2.8 million net hedge gains on settlements of commodity derivatives for the three months ended June 30, 2019.

	Successor		Predecessor
				Combined
	Six Months	One Month	Five Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	May 31, 2018	Jun 30, 2018
Production data:
Oil (MBbls)	324	107	662	769
Natural gas liquids (MBbls)	853	215	1,040	1,255
Natural gas (MMcf)	15,506	3,612	16,982	20,594
Net production (MMcfe)	22,571	5,548	27,193	32,741
Average sales price per unit: (1)
Oil (Bbl)	$53.96	$66.53	$64.14	$64.47
Natural gas liquids (Bbl)	18.25	26.55	25.86	25.98
Natural gas (Mcf)	2.60	2.40	2.41	2.41
Mcfe	3.25	3.88	4.06	4.03
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.99	$1.69	$1.67	$1.67
Production taxes	0.16	0.17	0.20	0.19
Total	2.15	1.86	1.87	1.86
Depreciation, depletion and amortization	0.41	0.49	1.70	1.49
General and administrative expenses	0.58	0.37	0.58	0.54

(1)	Prior to realized $3.5 million and $1.6 million of net hedge gains on settlements of commodity derivatives for the six months ended June 30, 2019 and 2018, respectively.

Unaudited Condensed Consolidated Balance Sheets

($ in thousands, except number of shares)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$13,650	$6,313
Equity securities	—	47,082
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	29,252	40,176
Other	1,355	4,496
Derivative asset	14,137	15,452
Other current assets	944	2,314
Total current assets	59,338	115,833

Oil and natural gas properties, net of accumulated depreciation, depletion
and amortization; June 30, 2019, $7,175; December 31, 2018, $12,950	159,388	405,688
Assets held for sale	87,260	—
Long-term derivative asset	4,781	8,499
Other assets	7,112	4,474
Total assets	$317,879	$534,494

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,095	$26,146
Derivative liability	—	1,165
Other current liabilities	731	—
Total current liabilities	25,826	27,311

Asset retirement obligations	102,108	117,529
Long–term debt, net	—	115,000
Liabilities held for sale	10,618	—
Other long–term liabilities	1,804	1,036

Commitments and contingencies

Mezzanine equity	135	79

Stockholders' equity:
Common stock - $0.01 par value; 65,000,000 shares authorized;
10,141,512 shares issued and 10,117,472 shares outstanding as of
June 30, 2019; 10,054,816 shares issued and 10,042,468 shares
outstanding as of December 31, 2018	101	100
Additional paid-in capital	250,414	249,717
Treasury stock at cost - 24,040 shares at June 30, 2019; 12,348
shares at December 31, 2018	(414)	(247)
Retained earnings (accumulated deficit)	(72,713)	23,969
Total stockholders' equity	177,388	273,539
Total liabilities and equity	$317,879	$534,494

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except per share/unit data)

	Successor		Predecessor
				Combined
	Three Months	One Month	Two Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	May 31, 2018	Jun 30, 2018
Revenues:
Oil, natural gas and natural gas liquids revenues	$30,129	$21,535	$42,749	$64,284
Transportation and marketing–related revenues	458	185	340	525
Total revenues	30,587	21,720	43,089	64,809

Operating costs and expenses:
Lease operating expenses	21,754	9,375	17,828	27,203
Cost of purchased natural gas	315	129	242	371
Dry hole and exploration costs	—	43	40	83
Production taxes	1,450	970	1,818	2,788
Accretion expense on obligations	2,168	789	1,279	2,068
Depreciation, depletion and amortization	4,373	2,730	19,194	21,924
General and administrative expenses	6,653	2,029	7,923	9,952
Impairment of oil and natural gas properties	73,151	—	—	—
(Gain) loss on sales of oil and natural gas properties	(5)	(19)	7	(12)
Total operating costs and expenses	109,859	16,046	48,331	64,377

Operating income (loss)	(79,272)	5,674	(5,242)	432

Other income (expense), net:
Gain (loss) on derivatives, net	16,430	(4,232)	45	(4,187)
Interest expense	(1,315)	(1,199)	(3,176)	(4,375)
Other income, net	2,965	27	474	501
Total other income (expense), net	18,080	(5,404)	(2,657)	(8,061)

Reorganization items, net	—	(808)	(587,325)	(588,133)

Loss before income taxes	(61,192)	(538)	(595,224)	(595,762)

Income tax benefit	285	—	148	148

Net loss	$(60,907)	$(538)	$(595,076)	$(595,614)

Basic and diluted earnings per share / unit:
Net loss	$(6.05)	$(0.05)	$(11.81)

Weighted average common shares / units outstanding:
Basic	10,064	10,000	49,369
Diluted	10,064	10,000	49,369

	Successor		Predecessor
				Combined
	Six Months	One Month	Five Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	May 31, 2018	Jun 30, 2018
Revenues:
Oil, natural gas and natural gas liquids revenues	$73,415	$21,535	$110,307	$131,842
Transportation and marketing–related revenues	1,018	185	724	909
Total revenues	74,433	21,720	111,031	132,751

Operating costs and expenses:
Lease operating expenses	44,954	9,375	45,372	54,747
Cost of purchased natural gas	714	129	557	686
Dry hole and exploration costs	39	43	122	165
Production taxes	3,643	970	5,343	6,313
Accretion expense on obligations	4,378	789	3,176	3,965
Depreciation, depletion and amortization	9,345	2,730	46,196	48,926
General and administrative expenses	13,023	2,029	15,648	17,677
Restructuring costs	—	—	5,211	5,211
Impairment of oil and natural gas properties	99,279	—	3	3
(Gain) loss on sales of oil and natural gas properties	(18)	(19)	5	(14)
Total operating costs and expenses	175,357	16,046	121,633	137,679

Operating income (loss)	(100,924)	5,674	(10,602)	(4,928)

Other income (expense), net:
Gain (loss) on derivatives, net	(344)	(4,232)	444	(3,788)
Interest expense	(2,834)	(1,199)	(13,652)	(14,851)
Gain on equity securities	4,593	—	—	—
Other income, net	2,827	27	776	803
Total other income (expense), net	4,242	(5,404)	(12,432)	(17,836)

Reorganization items, net	—	(808)	(587,325)	(588,133)

Loss before income taxes	(96,682)	(538)	(610,359)	(610,897)

Income tax expense	—	—	(166)	(166)

Net loss	$(96,682)	$(538)	$(610,525)	$(611,063)

Basic and diluted earnings per share / unit:
Net loss	$(9.62)	$(0.05)	$(12.12)

Weighted average common shares / units outstanding:
Basic	10,053	10,000	49,369
Diluted	10,053	10,000	49,369

Unaudited Condensed Consolidated Statements of Cash Flows

($ in thousands)

	Successor		Predecessor
	Six Months	One Month	Five Months
	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	May 31, 2018
Cash flows from operating activities:
Net loss	$(96,682)	$(538)	$(610,525)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion expense on obligations	4,378	789	3,176
Depreciation, depletion and amortization	9,345	2,730	46,196
Equity–based compensation cost	763	—	3,784
Impairment of oil and natural gas properties	99,279	—	3
(Gain) loss on sales of oil and natural gas properties	(18)	(19)	5
Gain on equity securities	(4,593)	—	—
(Gain) loss on derivatives, net	344	4,232	(444)
Cash settlements of matured derivative contracts	3,525	—	3,099
Reorganization items, net	—	—	573,304
Other	1,218	60	248
Changes in operating assets and liabilities:
Accounts receivable	14,066	876	(3,518)
Other current assets	1,369	(354)	1,853
Accounts payable and accrued liabilities	(1,532)	1,490	4,405
Other, net	(2,382)	(790)	69
Net cash flows provided by operating activities	29,080	8,476	21,655

Cash flows from investing activities:
Additions to oil and natural gas properties	(1,794)	(7,220)	(29,727)
Reimbursements related to oil and natural gas properties	2,069	—	652
Proceeds from sale of oil and natural gas properties	41,458	16	3
Proceeds from sale of equity securities	51,675	—	—
Other	26	—	26
Net cash flows provided by (used in) investing activities	93,434	(7,204)	(29,046)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(115,000)	(17,000)	—
Long–term debt borrowings	—	—	34,000
Loan costs incurred	—	—	(2,813)
Purchase of treasury stock	(167)	—	—
Contributions from general partner	—	—	40
Other	(10)	—	—
Net cash flows provided by (used in) financing activities	(115,177)	(17,000)	31,227

Increase (decrease) in cash, cash equivalents and restricted cash	7,337	(15,728)	23,836
Cash, cash equivalents and restricted cash – beginning of period	6,313	28,732	4,896
Cash, cash equivalents and restricted cash – end of period	$13,650	$13,004	$28,732

Non-GAAP Measures

The Company defines Adjusted EBITDAX as net (loss) income plus income taxes; interest expense, net; depreciation, depletion and amortization; accretion expense on obligations; loss (gain) on derivatives, net; cash settlements of matured commodity derivative contracts; non-cash equity-based compensation; impairment of oil and natural gas properties; non-cash oil inventory adjustment; dry hole and exploration costs; gain on sales of oil and natural gas properties; reorganization items, net; and (gain) loss on equity securities.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment.  The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX

($ in thousands)

	Three Months Ended			Six Months Ended
	Successor	Combined	Successor	Successor	Combined
	Jun 30,	Jun 30,	Mar 31,	Jun 30,	Jun 30,
	2019	2018	2019	2019	2018
Net loss	$(60,907)	$(595,614)	$(35,775)	$(96,682)	$(611,063)

Add:
Income taxes	(285)	(148)	285	—	166
Interest expense, net	1,315	4,375	1,519	2,834	14,850
Depreciation, depletion and amortization	4,373	21,924	4,972	9,345	48,926
Accretion expense on obligations	2,168	2,068	2,210	4,378	3,965
Loss (gain) on derivatives, net	(16,430)	4,187	16,774	344	3,788
Cash settlements of matured commodity derivative contracts	2,807	—	717	3,524	1,559
Non-cash equity-based compensation	664	3,197	99	763	3,784
Impairment of oil and natural gas properties	73,151	—	26,128	99,279	3
Non-cash oil inventory adjustment	—	(204)	—	—	(204)
Dry hole and exploration costs	—	83	39	39	165
Gain on sales of oil and natural gas properties	(5)	(12)	(13)	(18)	(14)
Reorganization items, net (1)	—	588,133	—	—	588,133
(Gain) loss on equity securities	—	—	(4,593)	(4,593)	—
Adjusted EBITDAX	$6,851	$27,989	$12,362	$19,213	$54,058

(1)

Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also includes adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Total Current Hedge Position

Period	Index	Swap Volume	Swap Price
Natural Gas (MMBtus):
Jul - Dec 2019	NYMEX	12,880,000	$2.77
Jan - Dec 2020	NYMEX	23,790,000	2.71

Crude (Bbls):
Jul - Dec 2019	WTI	372,600	$63.37
Jan - Dec 2020	WTI	667,950	60.51

Ethane (Bbls):
Jul - Dec 2019	Mt Belvieu	322,000	$11.51
Jan - Dec 2020	Mt Belvieu	512,400	11.91

Propane (Bbls):
Jul - Dec 2019	Mt Belvieu	165,600	$32.76
Jan - Dec 2020	Mt Belvieu	256,200	29.23

Harvest Oil & Gas Corp., Houston, TX

Ryan Stash

713-651-1144

hvstog.com